Exhibit 99.1

RenaissanceRe Reports Net Income of $258.6 Million for the Third Quarter of 2009 or $4.12 Per Diluted Common Share

Operating Income of $242.2 Million for the Third Quarter of 2009 or $3.85 Per Diluted Common Share

Pembroke, Bermuda, October 27, 2009 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported operating income available to common shareholders of $242.2 million for the third quarter of 2009, compared to an operating loss attributable to common shareholders of $143.4 million in the third quarter of 2008. Operating income (loss) excludes net realized gains on investments and net other-than-temporary impairments of $16.8 million and $0.3 million, respectively, in the third quarter of 2009, and $11.2 million and $98.8 million, respectively, in the third quarter of 2008. Operating income per diluted common share was $3.85 in the third quarter of 2009, compared to an operating loss per diluted common share of $2.35 in the third quarter of 2008. Net income available to common shareholders was $258.6 million or $4.12 per diluted common share in the third quarter of 2009, compared to a net loss attributable to common shareholders of $231.0 million or $3.79 per diluted common share for the third quarter of 2008.

The Company reported an annualized return on average common equity of 35.5% and an annualized operating return on average common equity of 33.3% in the third quarter of 2009, compared to negative 36.1% and negative 22.4%, respectively, in the third quarter of 2008. Book value per common share was $49.21 at September 30, 2009, an increase of $5.04, or 11.4%, in the third quarter of 2009, compared to a 10.1% decrease in the third quarter of 2008. For the nine months ended September 30, 2009, the Company’s book value per common share has increased $10.47, or 27.0%.

Neill A. Currie, CEO, commented: “I am pleased to report another strong quarter with an annualized operating ROE of 33% and over 11% growth in book value per share in the quarter. We generated solid underwriting profits and strong investment returns in the quarter, reflecting the quality of the portfolio of risks we have underwritten, a lack of insured catastrophes and improved investment markets.”

Mr. Currie added: “Year-to-date, our book value per share has increased 27% and we have generated an annualized operating return on equity in excess of 29%.”

Mr. Currie concluded: “I’m very pleased with the quality of the portfolio of risks our team has constructed, which reflects our strong underwriting discipline. We look forward to continuing to serve our clients, brokers and joint venture partners during the upcoming renewal season.”

THIRD QUARTER 2009 RESULTS

Underwriting Results

Gross premiums written for the third quarter of 2009 decreased $37.4 million to $202.4 million, compared to $239.8 million in the third quarter of 2008, principally due to $49.0 million in reinstatement premiums written in the Company’s Reinsurance segment in the third quarter of 2008, as a result of hurricanes Gustav and Ike, that did not recur in the third quarter of 2009. The Company generated $167.7 million of underwriting income and a combined ratio of 43.3% in the third quarter of 2009, compared to an underwriting loss of $240.5 million and a combined ratio of 163.4% in the third quarter of 2008. The $408.3 million increase in underwriting income and 120.1 percentage point decrease in the combined ratio was driven by the comparably low level of insured catastrophes during the third quarter of 2009, compared to the third quarter of 2008, specifically the comparative impact of hurricanes Gustav and Ike which resulted in an underwriting loss of $419.6 million and increased the Company’s combined ratio by 116.8 percentage points during the third quarter of 2008. The Company experienced $70.4 million of favorable development on prior year reserves in the third quarter of 2009, compared to $36.0 million of favorable development in the third quarter of 2008. As discussed in more detail below, the favorable development during the third quarter of 2009 is primarily a result of reductions in estimated ultimate losses on certain specific events within the catastrophe unit, and lower than expected claims emergence within the Company’s specialty unit.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment decreased $37.0 million, or 21.8%, to $132.5 million in the third quarter of 2009, compared to $169.5 million in the third quarter of 2008. The decrease in the Company’s Reinsurance segment gross premiums written is primarily due to the absence of $49.0 million of reinstatement premiums written and earned in the third quarter of 2008 as a result of hurricanes Gustav and Ike and partially offset by the inception of a new program in the catastrophe unit for the third quarter of 2009. For the nine months ended September 30, 2009, the Company’s managed catastrophe gross premiums written increased $194.4 million, or 20%, compared to the comparative period in 2008, excluding the impact of $49.0 million of reinstatement premiums written in 2008 as a result of hurricanes Gustav and Ike, due to improved market conditions which has resulted in higher premium rates on business written during 2009. For the nine months ended September 30, 2009, the Company’s specialty gross premiums written have decreased $37.6 million, or 28.7%, compared to the comparative period in 2008, principally due to the non-renewal and portfolio transfer out of a catastrophe exposed homeowners personal lines property quota share contract.

The Reinsurance segment generated $167.0 million of underwriting income and a combined ratio of 17.4% in the third quarter of 2009, compared to an underwriting loss of $227.6 million and a combined ratio of 190.6% in the third quarter of 2008. The $394.6 million increase in underwriting income and 173.2 percentage point decrease in the combined ratio in the third quarter of 2009 compared to the third quarter of 2008 was principally driven by the impact of hurricanes Gustav and Ike during the third quarter of 2008. Hurricanes Gustav and Ike resulted in an underwriting loss of $379.9 million and added 166.0 percentage points to the Reinsurance segment’s combined ratio in the third quarter of 2008. The Reinsurance segment experienced $62.7 million of favorable development on prior years reserves in the third quarter of 2009, compared to $30.6 million in the third quarter of 2008. The favorable development during the third quarter of 2009 was primarily due to reductions in the Company’s ultimate loss estimates on specific events in its catastrophe unit, including European windstorm Kyrill (2007), a California wildfire (2007), hurricane Dean (2007) and hurricane Emily (2005) combined with lower than expected claims emergence in the Company’s specialty reinsurance unit.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment were relatively flat at $83.3 million in the third quarter of 2009, compared to $83.7 million in the third quarter of 2008. The Company’s multi-peril crop insurance gross premiums written increased $9.4 million during the third quarter of 2009, to $21.3 million from $11.9 million in the third quarter of 2008, primarily due to additional insured acres which more than offset a decline in commodity prices used in determining the policy premium. Offsetting the increase in multi-peril crop insurance gross premiums written during the third quarter of 2009, was the Company’s commercial property gross premiums written, which decreased $9.3 million, to $15.5 million from $24.9 million in the third quarter of 2008, primarily due to the Company’s decision in late 2008 to terminate a commercial property quota share reinsurance contract. For the nine months ended September 30, 2009, the Company’s Individual Risk gross premiums written decreased $32.1 million, or 6.7%, compared to the comparative period in 2008. Gross premiums written in the Company’s Individual Risk segment can fluctuate, perhaps significantly, between quarters and between years based on several factors, including, without limitation, the timing of the inception or cessation of new program managers and quota share reinsurance contracts. In addition, the Company’s gross premiums written in respect of its multi-peril crop insurance line of business are subject to fluctuations from a number of factors including the impact of relevant commodity prices.

The Individual Risk segment generated $0.7 million of underwriting income and a combined ratio of 99.3% in the third quarter of 2009, compared to an underwriting loss of $13.0 million and a combined ratio of 110.1% in the third quarter of 2008. The $13.6 million increase in underwriting income and 10.8 percentage point decrease in the combined ratio in the third quarter of 2009 compared to the third quarter of 2008 was principally driven by the absence of catastrophe events such as hurricanes Gustav and Ike which occurred in the third quarter of 2008. Hurricanes Gustav and Ike resulted in $39.7 million in underwriting losses and added 30.2 percentage points to the Individual Risk segment’s combined ratio in the third quarter of 2008. Partially offsetting the lack of hurricane-related losses in the third quarter of 2009 was the impact of significantly higher crop hail losses within the Individual Risk segment’s multi-peril crop insurance line of business in the third quarter of 2009. Multiple hail storms in highly insured areas during the third quarter of 2009 resulted in $16.6 million of underwriting losses in crop hail, a specific product line within the overall multi-peril crop insurance line of business, compared to $3.0 million of underwriting profits for this product line in the third quarter of 2008. The Individual Risk segment experienced $7.8 million of favorable development on prior years reserves in the third quarter of 2009 compared to $5.4 million of favorable development in the third quarter of 2008, primarily as a result of lower than expected reported claims on prior year reserves.

Underwriting expenses in the third quarter of 2009 were $38.6 million and the underwriting expense ratio was 41.2%, compared to $29.5 million and 23.0%, respectively, in the third quarter of 2008. The 18.2 percentage point increase in the Company’s underwriting expense ratio was driven by increased acquisition expenses, primarily due to profit sharing commissions, increased operating expenses, as discussed below, and decreased net premiums earned, primarily due to the portion of the estimated underwriting income generated by the multi-peril crop insurance business that is remitted to the U.S. government in the form of ceded premiums earned. Operational expenses increased $1.8 million, adding 2.0 percentage points to the underwriting expense ratio, principally as a result of the Company’s investment in personnel and related infrastructure in association with its ongoing business development initiatives.

Investments

Returns on the Company’s investment portfolio were significantly higher in the third quarter of 2009 compared to the third quarter of 2008, primarily due to higher total returns on the Company’s non-investment grade allocations which the Company includes in other investments including its senior secured bank loan funds and non-U.S. fixed income funds as discussed in more detail below. The Company’s total investment result, which includes the sum of net investment income, net realized gains on investments, net other-than-temporary impairments on fixed maturity investments available for sale and the net change in unrealized holding gains on fixed maturity investments available for sale, was $198.0 million in the third quarter of 2009, compared to negative $93.3 million in the third quarter of 2008, an increase of $291.3 million. The Company’s total investment result for the third quarter of 2009 benefitted from the significant tightening of credit spreads, which resulted in increases in the fair value of many of the Company’s investments. The Company does not anticipate a repeat of this quarter’s investment performance in future periods.

Net investment income was $106.8 million in the third quarter of 2009, compared to net investment income of $15.8 million in the third quarter of 2008. The $91.0 million increase in net investment income was principally driven by a $30.6 million increase from the Company’s hedge fund and private equity investments and a $78.1 million increase in net investment income from its other investments, principally senior secured bank loan funds and non-U.S. fixed income funds, and partially offset by an $8.0 million and $7.7 million decrease in net investment income from the Company’s fixed maturity investments available for sale and short term investments, respectively, principally due to lower yields on these investments. The Company’s hedge fund, private equity and other investments are accounted for at fair value with the change in fair value recorded in net investment income, which included net unrealized gains of $19.2 million in the third quarter of 2009, compared to net unrealized losses of $54.3 million in the third quarter of 2008.

Net realized gains on investments were $16.8 million in the third quarter of 2009, compared to $11.2 million in the third quarter of 2008, an increase of $5.6 million. Net other-than-temporary impairments recognized in earnings were $0.3 million in the third quarter of 2009, compared to $98.8 million for the third quarter of 2008. The significant decrease in net other-than-temporary impairments is due to the combination of improved economic conditions in the third quarter of 2009, compared to the third quarter of 2008, and the adoption of new authoritative accounting guidance related to the recognition and presentation of other-than-temporary impairments during the second quarter of 2009.

Other Items

•

Corporate expenses decreased $7.4 million to negative $4.3 million in the third quarter of 2009, compared to $3.1 million in the third quarter of 2008, primarily due to the recognition of a corporate insurance recovery.

•

Net (income) loss attributable to redeemable noncontrolling interest – DaVinciRe increased to $(37.7) million for the third quarter of 2009, compared to $92.0 million in the third quarter of 2008, principally due to DaVinciRe generating net income in the third quarter of 2009, compared to a net loss in the third quarter of 2008. The significant change was driven by DaVinciRe generating strong underwriting profits and investment income in the third quarter of 2009, compared to an underwriting loss and lower investment income in the third quarter of 2008.

•

Other income increased by $11.2 million to $13.4 million in the third quarter of 2009 compared to $2.3 million in the third quarter of 2008, principally due to a $14.3 million increase in income from the Company’s weather and energy risk operations and a $7.3 million increase in the mark-to-market on the Company’s investment in the Platinum Underwriters Holdings Ltd. warrant and partially offset by an $11.3 million increase in losses on assumed and ceded reinsurance contracts accounted for at fair value or as deposits.

•

The Company expects to exercise its option to purchase all of the outstanding shares of Spectrum Partners Ltd., the parent company of Spectrum Syndicate Management Ltd., the managing agency for the Company’s Lloyd’s syndicate, RenaissanceRe Syndicate 1458. Subject to specified closing conditions, the Company expects to complete the transaction in the fourth quarter of 2009.

This press release includes certain non-GAAP financial measures including “operating income (loss)”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized” and “managed catastrophe premium”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, October 28, 2009 at 9:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company’s future business prospects. These statements may be considered “forward-looking”. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its quarterly reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	David Lilly or Dawn Dover
Director of Investor Relations	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues
Gross premiums written	$202,413	$239,806	$1,655,886	$1,574,419

Net premiums written	$75,098	$194,408	$1,153,304	$1,211,546
Decrease (increase) in unearned premiums	220,915	184,934	(175,726)	(146,717)

Net premiums earned	296,013	379,342	977,578	1,064,829
Net investment income	106,815	15,767	263,234	106,955
Net foreign exchange gains (losses)	1,556	3,448	(12,761)	8,153
Equity in earnings of other ventures	4,331	2,333	11,499	13,455
Other income (loss)	13,424	2,258	(5,027)	10,246
Net realized gains on investments	16,794	11,198	57,809	28,322
Total other-than-temporary impairments	(1,408)	(98,808)	(25,719)	(150,763)
Portion recognized in other comprehensive income, before taxes	1,062	—	4,518	—

Net other-than-temporary impairments	(346)	(98,808)	(21,201)	(150,763)

Total revenues	438,587	315,538	1,271,131	1,081,197

Expenses
Net claims and claim expenses incurred	38,567	535,347	191,587	731,720
Acquisition expenses	44,203	54,231	141,302	154,272
Operational expenses	45,498	30,296	132,120	93,903
Corporate expenses	(4,319)	3,116	8,608	18,930
Interest expense	3,748	5,379	12,084	18,120

Total expenses	127,697	628,369	485,701	1,016,945

Income (loss) before taxes	310,890	(312,831)	785,430	64,252
Income tax (expense) benefit	(3,993)	455	(3,793)	(936)

Net income (loss)	306,897	(312,376)	781,637	63,316
Net (income) loss attributable to redeemable noncontrolling interest - DaVinciRe	(37,694)	91,977	(122,821)	10,321

Net income (loss) attributable to RenaissanceRe	269,203	(220,399)	658,816	73,637
Dividends on preference shares	(10,575)	(10,575)	(31,725)	(31,725)

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$258,628	$(230,974)	$627,091	$41,912

Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$3.85	$(2.35)	$9.43	$2.56
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$4.15	$(3.79)	$10.09	$0.66
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$4.12	$(3.79)	$10.03	$0.65

Average shares outstanding - basic	60,898	60,943	60,832	63,131
Average shares outstanding - diluted (2)	61,367	61,694	61,226	64,125

Net claims and claim expense ratio	13.0%	141.1%	19.6%	68.7%
Underwriting expense ratio	30.3%	22.3%	28.0%	23.3%

Combined ratio	43.3%	163.4%	47.6%	92.0%

Operating return on average common equity - annualized (1)	33.3%	(22.4%)	29.5%	8.2%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Earnings per share calculations use average common shares outstanding—basic, when in a net loss position, as required by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic Earnings Per Share.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$4,505,446	$2,996,885
Short term investments, at fair value	880,406	2,172,343
Other investments, at fair value	812,056	773,475
Investments in other ventures, under equity method	94,859	99,879

Total investments	6,292,767	6,042,582
Cash and cash equivalents	347,993	274,692
Premiums receivable	826,562	565,630
Ceded reinsurance balances	207,257	88,019
Losses recoverable	253,312	299,534
Accrued investment income	34,076	26,614
Deferred acquisition costs	95,614	81,904
Receivable for investments sold	188,497	236,485
Other secured assets	27,464	76,424
Other assets	201,982	217,986
Goodwill and other intangibles	69,175	74,181

Total assets	$8,544,699	$7,984,051

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,837,879	$2,160,612
Reserve for unearned premiums	805,199	510,235
Debt	450,000	450,000
Reinsurance balances payable	457,947	315,401
Payable for investments purchased	247,502	378,111
Other secured liabilities	27,500	77,420
Other liabilities	251,504	290,998

Total liabilities	4,077,531	4,182,777

Redeemable noncontrolling interest - DaVinciRe	746,698	768,531

Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	62,390	61,503
Additional paid-in capital	25,494	—
Accumulated other comprehensive income	78,338	75,387
Retained earnings	2,904,248	2,245,853

Total shareholders’ equity	3,720,470	3,032,743

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$8,544,699	$7,984,051

Book value per common share	$49.21	$38.74

Common shares outstanding	62,390	61,503

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars)

(Unaudited)

	Three months ended September 30, 2009
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$132,487	$83,349	$(13,423)	$—	$202,413

Net premiums written	$43,202	$31,896		—	$75,098

Net premiums earned	$202,260	$93,753		—	$296,013
Net claims and claim expenses incurred	(15,914)	54,481		—	38,567
Acquisition expenses	17,164	27,039		—	44,203
Operational expenses	33,961	11,537		—	45,498

Underwriting income	$167,049	$696		—	167,745

Net investment income				106,815	106,815
Equity in earnings of other ventures				4,331	4,331
Other income				13,424	13,424
Interest and preference share dividends				(14,323)	(14,323)
Redeemable noncontrolling interest - DaVinciRe				(37,694)	(37,694)
Other items, net				1,882	1,882
Net realized gains on investments				16,794	16,794
Net other-than-temporary impairments				(346)	(346)

Net income available to RenaissanceRe common shareholders				$90,883	$258,628

Net claims and claim expenses incurred - current accident year	$46,755	$62,256			$109,011
Net claims and claim expenses incurred - prior accident years	(62,669)	(7,775)			(70,444)

Net claims and claim expenses incurred - total	$(15,914)	$54,481			$38,567

Net claims and claim expense ratio - current accident year	23.1%	66.4%			36.8%
Net claims and claim expense ratio - prior accident years	(31.0%)	(8.3%)			(23.8%)

Net claims and claim expense ratio - calendar year	(7.9%)	58.1%			13.0%
Underwriting expense ratio	25.3%	41.2%			30.3%

Combined ratio	17.4%	99.3%			43.3%

(1) Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended September 30, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$169,463	$83,685	$(13,342)	$—	$239,806

Net premiums written	$129,229	$65,179		—	$194,408

Net premiums earned	$251,058	$128,284		—	$379,342
Net claims and claim expenses incurred	423,568	111,779		—	535,347
Acquisition expenses	34,469	19,762		—	54,231
Operational expenses	20,602	9,694		—	30,296

Underwriting loss	$(227,581)	$(12,951)		—	(240,532)

Net investment income				15,767	15,767
Equity in earnings of other ventures				2,333	2,333
Other income				2,258	2,258
Interest and preference share dividends				(15,954)	(15,954)
Redeemable noncontrolling interest - DaVinciRe				91,977	91,977
Other items, net				787	787
Net realized gains on investments				11,198	11,198
Net other-than-temporary impairments				(98,808)	(98,808)

Net loss attributable to RenaissanceRe common shareholders				$9,558	$(230,974)

Net claims and claim expenses incurred - current accident year	$454,187	$117,157			$571,344
Net claims and claim expenses incurred - prior accident years	(30,619)	(5,378)			(35,997)

Net claims and claim expenses incurred - total	$423,568	$111,779			$535,347

Net claims and claim expense ratio - current accident year	180.9%	91.3%			150.6%
Net claims and claim expense ratio - prior accident years	(12.2%)	(4.2%)			(9.5%)

Net claims and claim expense ratio - calendar year	168.7%	87.1%			141.1%
Underwriting expense ratio	21.9%	23.0%			22.3%

Combined ratio	190.6%	110.1%			163.4%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars)

(Unaudited)

	Nine months ended September 30, 2009
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,221,035	$447,229	$(12,378)	$—	$1,655,886

Net premiums written	$852,970	$300,334		—	$1,153,304

Net premiums earned	$656,143	$321,435		—	$977,578
Net claims and claim expenses incurred	(40,132)	231,719		—	191,587
Acquisition expenses	57,321	83,981		—	141,302
Operational expenses	98,265	33,855		—	132,120

Underwriting income (loss)	$540,689	$(28,120)		—	512,569

Net investment income				263,234	263,234
Equity in earnings of other ventures				11,499	11,499
Other loss				(5,027)	(5,027)
Interest and preference share dividends				(43,809)	(43,809)
Redeemable noncontrolling interest - DaVinciRe				(122,821)	(122,821)
Other items, net				(25,162)	(25,162)
Net realized gains on investments				57,809	57,809
Net other-than-temporary impairments				(21,201)	(21,201)

Net income available to RenaissanceRe common shareholders				$114,522	$627,091

Net claims and claim expenses incurred - current accident year	$143,636	$217,350			$360,986
Net claims and claim expenses incurred - prior accident years	(183,768)	14,369			(169,399)

Net claims and claim expenses incurred - total	$(40,132)	$231,719			$191,587

Net claims and claim expense ratio - current accident year	21.9%	67.6%			36.9%
Net claims and claim expense ratio - prior accident years	(28.0%)	4.5%			(17.3%)

Net claims and claim expense ratio - calendar year	(6.1%)	72.1%			19.6%
Underwriting expense ratio	23.7%	36.6%			28.0%

Combined ratio	17.6%	108.7%			47.6%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Nine months ended September 30, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,100,984	$479,351	$(5,916)	$—	$1,574,419

Net premiums written	$825,336	$386,210		—	$1,211,546

Net premiums earned	$709,571	$355,258		—	$1,064,829
Net claims and claim expenses incurred	490,757	240,963		—	731,720
Acquisition expenses	78,495	75,777		—	154,272
Operational expenses	64,497	29,406		—	93,903

Underwriting income	$75,822	$9,112		—	84,934

Net investment income				106,955	106,955
Equity in earnings of other ventures				13,455	13,455
Other income				10,246	10,246
Interest and preference share dividends				(49,845)	(49,845)
Redeemable noncontrolling interest - DaVinciRe				10,321	10,321
Other items, net				(11,713)	(11,713)
Net realized gains on investments				28,322	28,322
Net other-than-temporary impairments				(150,763)	(150,763)

Net income available to RenaissanceRe common shareholders				$(43,022)	$41,912

Net claims and claim expenses incurred - current accident year	$582,624	$279,748			$862,372
Net claims and claim expenses incurred - prior accident years	(91,867)	(38,785)			(130,652)

Net claims and claim expenses incurred - total	$490,757	$240,963			$731,720

Net claims and claim expense ratio - current accident year	82.1%	78.7%			81.0%
Net claims and claim expense ratio - prior accident years	(12.9%)	(10.9%)			(12.3%)

Net claims and claim expense ratio - calendar year	69.2%	67.8%			68.7%
Underwriting expense ratio	20.1%	29.6%			23.3%

Combined ratio	89.3%	97.4%			92.0%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written Analysis

(in thousands of United States Dollars)

(Unaudited)

Reinsurance Segment	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Renaissance catastrophe premiums	$78,232	$97,839	$724,131	$614,124
Renaissance specialty premiums	25,249	28,408	90,852	126,826

Total Renaissance premiums	103,481	126,247	814,983	740,950

DaVinci catastrophe premiums	29,076	43,413	403,595	355,940
DaVinci specialty premiums	(70)	(197)	2,457	4,094

Total DaVinci premiums	29,006	43,216	406,052	360,034

Total Reinsurance premiums	$132,487	$169,463	$1,221,035	$1,100,984

Total specialty premiums	$25,179	$28,211	$93,309	$130,920

Total catastrophe premiums	$107,308	$141,252	$1,127,726	$970,064
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	(434)	(293)	49,542	55,370
Catastrophe premiums assumed from the Individual Risk segment	(13,423)	(13,342)	(12,378)	(5,916)

Total managed catastrophe premiums (2)	$93,451	$127,617	$1,164,890	$1,019,518

(1)	Top Layer Re is accounted for under the equity method of accounting.

(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

Individual Risk Segment	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Multi-peril crop	$21,296	$11,881	$264,442	$220,330
Commercial multi-line	31,066	29,773	81,155	92,856
Commercial property	15,514	24,863	64,001	116,546
Personal lines property	15,473	17,168	37,631	49,619

Total Individual Risk premiums	$83,349	$83,685	$447,229	$479,351

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Fixed maturity investments available for sale	$44,127	$52,087	$123,261	$147,930
Short term investments	2,285	9,990	8,097	41,124
Other investments
Hedge funds and private equity investments	15,510	(15,080)	8,096	(46,415)
Other	47,748	(30,306)	131,309	(32,884)
Cash and cash equivalents	102	1,956	632	5,900

	109,772	18,647	271,395	115,655
Investment expenses	(2,957)	(2,880)	(8,161)	(8,700)

Net investment income	106,815	15,767	263,234	106,955

Gross realized gains	26,734	20,007	91,370	58,885
Gross realized losses	(9,940)	(8,809)	(33,561)	(30,563)

Net realized gains on investments	16,794	11,198	57,809	28,322

Total other-than-temporary impairments	(1,408)	(98,808)	(25,719)	(150,763)
Portion recognized in other comprehensive income, before taxes	1,062	—	4,518	—

Net other-than-temporary impairments	(346)	(98,808)	(21,201)	(150,763)

Net unrealized gains (losses) on fixed maturity investments available for sale	74,697	(21,411)	12,124	(32,930)
FAS 115-2 cumulative effect adjustment (1)	—	—	76,615	—

Net change in unrealized holding gains on fixed maturity investments available for sale	74,697	(21,411)	88,739	(32,930)

Total investment result	$197,960	$(93,254)	$388,581	$(48,416)

(1)	Cumulative effect adjustment to opening retained earnings as of April 1, 2009, related to the recognition and presentation of other-than-temporary impairments, as required by FASB ASC Topic Investments - Debt and Equity Securities.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments and net other-than-temporary impairments on fixed maturity investments available for sale. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio, which is not considered by management to be a relevant indicator of its business operations. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss) available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

(in thousands of United States Dollars, except for per share amounts)	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$258,628	$(230,974)	$627,091	$41,912
Adjustment for net realized gains on investments	(16,794)	(11,198)	(57,809)	(28,322)
Adjustment for net other-then-temporary impairments	346	98,808	21,201	150,763

Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$242,180	$(143,364)	$590,483	$164,353

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$4.12	$(3.79)	$10.03	$0.65
Adjustment for net realized gains on investments	(0.27)	(0.18)	(0.94)	(0.44)
Adjustment for net other-then-temporary impairments	—	1.62	0.34	2.35

Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$3.85	$(2.35)	$9.43	$2.56

Return on average common equity - annualized	35.5%	(36.1%)	31.3%	2.1%
Adjustment for net realized gains on investments	(2.2%)	(1.8%)	(2.8%)	(1.4%)
Adjustment for net other-then-temporary impairments	—	15.5%	1.0%	7.5%

Operating - return on average common equity annualized	33.3%	(22.4%)	29.5%	8.2%

(1)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings Per Share.

The Company has also included in this Press Release “managed catastrophe premiums.” “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Individual Risk segment. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the exclusion of catastrophe premiums assumed from the Company’s Individual Risk segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.